UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Assignment of Purchase Agreement

On April 19, 2025, WINT Real Estate, LLC (“WINT LLC”), a wholly owned subsidiary of Windtree Therapeutics, Inc. (the “Company”), entered into an Assignment and Conditional Assumption Agreement (the “Assignment”) with Way Maker Growth Fund, LLC (“Way Maker”) relating to that certain Purchase and Sale Agreement dated June 28, 2024 (the “Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement, dated December 19, 2024 (the “First Amendment”) and that certain Second Amendment to Purchase and Sale Agreement, dated March 25, 2025, (the “Second Amendment”; the Original Purchase Agreement, as amended by the First Amendment and the Second Amendment, is referred to hereafter as the “Purchase Agreement”), and that certain development services agreement, dated February 4, 2025 (the “Development Agreement,” and together with the Purchase Agreement, collectively, the “Assigned Agreements”, each between Way Maker and TBB Crescent Park Drive LLC (“TBB CPD”)). Pursuant to the Purchase Agreement, TBB CPD agreed to sell to Way Maker real property commonly known as the Aubrey, located at 11755 Southlake, Houston, Texas (the “Property”).

Pursuant to the terms of the Assignment, Way Maker agreed to assign to WINT LLC its right, title and interest in the Assigned Agreements. WINT LLC will not be deemed to have assumed or have any liability under the Assigned Agreements until certain conditions have been met, including (i) the Purchase Agreement is amended as required by WINT LLC, (ii) WINT has reviewed and approved the Development Agreement, (iii) WINT LLC has reviewed and approved the title commitment and current permitted encumbrances provided for in the Purchase Agreement, (iv) WINT LLC has reviewed and approved the survey with respect to the Property, and (v) WINT LLC has reviewed and approved all terminated and non-terminable contracts provided for in the Sales Agreement (collectively, the “Assumption Conditions”).

Notwithstanding the Assumption Conditions, WINT LLC has advanced $1,400,000 (the “Advance”) to TBB CPD to be held as part of the earnest money due under the Purchase Agreement (the “Earnest Money”) in exchange for an extension of the closing date under the Purchase Agreement to May 23, 2025. The purchase price for the Property pursuant to the Purchase Agreement is approximately $43,000,000 (the “Purchase Price”). Pursuant to the Purchase Agreement, the sale of the Property must close on or before May 23, 2025 (the “Closing Date”), provided WINT LLC is entitled to extend the Closing Date by up to two times, each extension being for 30 days, by payment of $1,000,000 per extension (each, an “Extension Payment”) to TBB CPD. The Extension Payments shall be held as part of the Earnest Money and shall be applicable to the Purchase Price on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, on April 29, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) with the buyers named therein. Pursuant to the SPA, the Company agreed to the private placement (the “Private Placement”) of 3,125 shares (the “Preferred Shares”) of the Company’s Series D Convertible Preferred Stock, $0.001 par value, (the “Series D Preferred Stock”) for aggregate gross proceeds of approximately $2.5 million.  The SPA closed on April 30, 2025.

Pursuant to the SPA, the Company filed the Certificate of Designations for the Series D Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on April 30, 2025 for the purpose of establishing and designating the Series D Preferred Stock. The Certificate of Designations became effective on April 30, 2025. The following is a description of the principal terms of the Series D Preferred Stock.

General. The Certificate of Designations authorizes a total of 5,000 shares of Series D Preferred Stock with an initial conversion price of $1.368 (the “Preferred Conversion Price”), which is subject to adjustment as provided in the Certificate of Designations. The Series D Preferred Stock has a stated value of $1,000 per share (the “Stated Value”). Each share of Series D Preferred Stock is initially convertible into approximately 731 shares of Common Stock, subject to adjustment as provided in the Certificate of Designations. No fractional shares will be issued upon conversion; rather any fractional share will be rounded up to the nearest whole share.

Limitation on Beneficial Ownership. In all cases, conversion of the Series D Preferred Stock will be subject to a beneficial ownership limitation, which prevents the conversion of any portion of a holder’s Series D Preferred Stock if such conversion would cause the holder, together with its affiliates, to beneficially own more than 4.99%, or, at the option of such holder, 9.99% of the outstanding shares of Common Stock after giving effect to the conversion.

Voting Rights. Except as required by the Delaware General Corporation Law and the Certificate of Designations, the Series D Preferred Stock have no voting rights.

Dividends. From and after April 29, 2025, each holder of Series D Preferred Stock is entitled to receive dividends (“Dividends”), which Dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall increase the Stated Value of the Series D Preferred Stock on each Dividend Date (as defined in the Certificate of Designations). Dividends shall be payable in arrears on each Dividend Date with the first Dividend Date being the first Trading Day of the initial Fiscal Quarter commencing after April 29, 2025 (each as defined in the Certificate of Designations).

Dividends on the Series D Preferred Stock shall accrue at 10.0% per annum (the “Dividend Rate”) and be payable by way of inclusion of the Dividends in the Conversion Amount (as defined in the Certificate of Designations) on each Conversion Date (as defined in the Certificate of Designations) in accordance with the Certificate of Designations or upon any redemption in accordance with the Certificate of Designations or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations). From and after the occurrence and during the continuance of any Triggering Event (as defined in the Certificate of Designations), the Dividend Rate shall automatically be increased to 18.0% per annum (the “Default Rate”).

Company Optional Redemption. At any time no Equity Conditions Failure (as defined in the Certificate of Designations) exists, the Certificate of Designations allows for optional redemption by the Company on the Company Optional Redemption Date (as defined in the Certificate of Designations) of all, but not less than all, of the Series D Preferred Stock then outstanding in cash at a 125% premium of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment.

Holder Optional Redemption. The Certificate of Designations allows for optional redemption by the holder at any time from and after the tenth business day prior to the Maturity Date of all or any number of shares of Series D Preferred Stock held by such holder at a purchase price equal to 100% of the Conversion Amount being redeemed by delivery of written notice to the Company.

Change of Control Redemption Right. A holder may also require the Company to redeem all or any number of shares of Series D Preferred Stock held by such holder in connection with a transaction that results in a Change of Control (as defined in the Certificate of Designations) in cash at a price equal to the greatest of (i) the product of (w) 125% multiplied by (y) the Conversion Amount of the Preferred Shares being redeemed, (ii) the product of (x) 125% multiplied by (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such holder delivers the Change of Control Redemption Notice (as defined in the Certificate of Designations) by (II) the Conversion Price then in effect and (iii) the product of (y) 125% multiplied by (z) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control divided by (II) the Conversion Price then in effect. Redemptions required by Section 6(b) in the Certificate of Designations shall have priority to payments to all other stockholders of the Company in connection with such Change of Control.

Anti-Dilutive Provisions. The Preferred Conversion Price is subject to adjustment upon the occurrence of specified events and subject to price-based adjustment in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving the Common Stock at a price below the then-applicable Preferred Conversion Price, as described in further detail in the Certificate of Designations.

Exchange Right. If a holder participates in a Subsequent Placement (as defined in the Certificate of Designations), such holder may elect to satisfy the purchase price of the securities to be sold to such holder in such Subsequent Placement, in whole or in part, with the Preferred Shares valued at 120% of the Conversion Amount of the Preferred Shares delivered by such holder as payment.

Equity Line Mandatory Redemption. At any time on or after such date that no shares of Series C Preferred Stock and Notes remain outstanding, if the Company sells any Common Stock (or other security) pursuant to any equity line of credit, at-the-market offering (or any similar transaction) with any Person (as defined in the Certificate of Designations) (including, with limitation, pursuant to a Permitted Equity Line (each, an “Equity Line”) (and each date the Company sells any shares of Common Stock pursuant to any such Equity Line, each an “Equity Line Trigger Date”, and each such sale, an “Eligible Equity Line Transaction”), the Company shall deliver written notice to each holder (each, an “Equity Line Mandatory Redemption Notice”) subject to the terms as provided in the Certificate of Designations. Unless waived in writing by an applicable holder, on the first (1st) Trading Day after such applicable Equity Mandatory Redemption Notice Date (as defined in the Certificate of Designations), the Company shall redeem in cash the applicable Equity Line Mandatory Redemption Preferred Shares (as defined in the Certificate of Designations) of such holder at the applicable Equity Line Mandatory Redemption Price (as defined in the Certificate of Designations), without the requirement for any notice or demand or other action by such holder or any other Person.

Ranking and Liquidation Preference. Except to the extent that the holders of at least a majority of the outstanding shares of Series D Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with the Certificate of Designations, all shares of capital stock of the Company shall be junior in rank to the Series D Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The Series D Preferred Stock will rank equal to the Company’s Series C Preferred Convertible Stock. The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Series D Preferred Stock. Without limiting any other provision of the Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series D Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Series D Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock that is prior to the Maturity Date (as defined in the Certificate of Designations). In the event of the merger or consolidation of the Company with or into another corporation, the shares of Series D Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

The foregoing description of the Series D Preferred Stock and Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FDDisclosure

On May 1, 2025, the Company issued a press release announcing that it has entered into the Assignment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
3.1	Certificate of Designation for Series D Convertible Preferred Stock

10.1	Form of Assignment and Conditional Assumption Agreement

10.2	Purchase Agreement

10.3	First Amendment to Purchase Agreement

10.4	Second Amendment to Purchase Agreement

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Jed Latkin
Name:	Jed Latkin
Title:	President and Chief Executive Officer

Date: May 1, 2025